Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements of Emeren Group Ltd on Form S-8 (File No. 333-261933, 333-260373, 333-153647 and 333-175479) of our report dated March 24, 2025, with respect to our audit of the consolidated financial statements of Emeren Group Ltd as of and for the year ended December 31, 2024, appearing in this Annual Report on Form 10-K of Emeren Group Ltd for the year ended December 31, 2024.

/s/ UHY LLP

New York, NY

March 24, 2025